SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement ("Amendment") is entered into as of March 30, 2006 by and between SBS Technologies, Inc., a New Mexico corporation ("Borrower") and Wells Fargo Bank, National Association ("Bank").

RECITALS

  Borrower and Bank entered into a Credit Agreement ("Agreement") as of March 30, 2005.

  Borrower and Bank wish to amend the Credit Agreement to allow the renewal of the Line of Credit Note.

  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower agree as follows:

    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

    Section 1.1(a) shall be amended by deleting the last sentence and substituting the following sentence:

    Borrower's obligation to repay advances under the line of credit shall be evidenced by a Promissory Note dated the same date as this Amendment, together with all extensions, renewals, and modifications thereof (the "Line of Credit Note"), all of the terms of which are incorporated herein by this reference.

    Except as specifically provided herein, all of the terms and conditions contained in the Agreement shall remain unchanged, in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year Second written above.

SBS TECHNOLOGIES, INC., a New Mexico corporation

By: /S/ James E. Dixon
 Name: James E. Dixon
 Title: Executive Vice President and CFO

WELLS FARGO BANK, National Association

By: /S/ Daniel A. Conklin
 Name: Daniel A. Conklin
 Title: Vice President